EXHIBIT 99


FOR IMMEDIATE RELEASE

For Further Information Contact:
Frank J. Corcoran
Senior Vice President and Chief Financial Officer
(315) 455-4882





                   CONTINENTAL INFORMATION SYSTEMS CORPORATION
                 ANNOUNCES FINANCING FACILITY AND VENDOR PROGRAM


SYRACUSE, NEW YORK, April 22, 1996 -- Continental Information Systems Corporation (NASDAQ - CISC) today announced it has finalized a $5 million revolving loan agreement with the Vendor Finance Division of Heller Financial, Inc. The agreement represents a commitment to provide warehouse and term financing facilities for the Company's lease origination activity.

The Company also announced it has entered into a vendor program with C-Cam International, a Tulsa, Oklahoma based manufacturer of intermodal containers. The Company will provide lease financing for C-Cam containers leased to major shippers of chemicals and other liquid commodity products. Under the program, the Company expects to finance in excess of $10 million of new lease originations over the next two years.

Continental Information Systems Corporation is engaged in the business of buying and selling telecommunications equipment, printing systems, and commercial aircraft, and providing leasing services in connection with such equipment, and certain other industrial equipment.


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